United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 12, 2015

Date of Report

Q2Power Technologies Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1858 Cedar Hill Rd.

Lancaster, Ohio 43130

(Address of Principal Executive Offices)

(740) 415-2073

(Registrant’s Telephone Number, including area code)

Anpath Group Inc.

515 Congress Ave., Suite 1400

Austin, Texas 78701

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including or related to our future results, events and performance (including certain projections, business trends and assumptions on future financings), and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. In evaluating these statements, you should specifically consider the risks that the anticipated outcome is subject to, including the factors discussed under "RISK FACTORS" and elsewhere.  These factors may cause our actual results to differ materially from any forward-looking statement.  Actual results may differ from projected results due, but not limited to, unforeseen developments, including those relating to the following:

•

We fail to compete at producing cost effective products;

•

We fail to identify and secure a joint venture with manufacturing companies;

•

Risks related to delays and expenses of engine technology development and pilot programs;

•

The inability of our engines to compete with other forms of renewable energy;

•

Market demand for electricity and alternative energy sources;

•

The availability of additional capital at reasonable terms to support our business plan;

•

Economic, competitive, demographic, business and other conditions in our markets;

•

Changes or developments in laws, regulations or taxes in the energy industry;

•

Actions taken or not taken by third-parties, including our suppliers and competitors;

•

The failure to acquire or the loss of any license or patent;

•

Changes in our business strategy or development plans;

•

The availability and adequacy of our cash flow to meet its requirements; and

•

Other factors discussed under the section entitled “RISK FACTORS” or elsewhere herein.

You should read this Current Report completely and with the understanding that actual future results may be materially different from what we expect.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, future financings, performance, or achievements.  Moreover, we do not assume any responsibility for accuracy and completeness of such statements in the future.  We do not plan to update any of the forward-looking statements after the date of this Current Report to conform such statements to actual results.

Item 1.01 Entry into Material Definitive Agreement.

On November 12, 2015, Q2Power Corp. (“Q2P”) completed a merger (the “Merger”) with a subsidiary of Q2Power Technologies Inc. (the “Company” or “Q2Power”) which was at that time called Anpath Group, Inc.  The terms of the Merger along with a description of Q2P, risk factors and financial statements of Q2P as of June 30, 2015, including pro-forma financial statements of the combined companies, were disclosed in the Company’s Current Report on Form 8-K as filed with the SEC on November 18, 2015.

This Current Report on Form 8-K/A is being filed to update the Q2P’s financial statements for the period ended September 30, 2015, including an updated Management’s Discussion and Analysis section, and provide accompanying pro-forma financial statements for that period.

Also, under the Company's two stock option plans assumed in the Merger (the 2014 Employee Plan and the 2014 Founders' Plan), the Company has 2,327,100 options available to be issued to eligible participants as of the date of this report.  Subsequent to the Merger, the Company's Board of Directors discovered that, inclusive in the total number of above, 1,337,000 stock options were still available under the 2014 Founders' Plan, which is a correction from what was reported in the Company's initial Form 8-K dated November 12, 2015 and filed with the SEC on November 18, 2015, in which the Company reported that no additional options were available for issuance under the Founders' Plan.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

Unaudited condensed financial statements of Q2Power Corp (f/k/a WHE Generation Corp.) for the nine months ended September 30, 2015 and 2014.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

Unless otherwise set forth in this Management’s Discussion and Analysis, the terms “the Company”, “Q2P”, “we”, “us”, “our” or the like refer to Q2Power Corp. prior to the Merger with Q2Power Technologies Inc. (f/k/a Anpath Group, Inc.).

Results of Operations

Nine-Months Ended September 30, 2015 and 2014

During the nine months ended September 30, 2015, we incurred a net loss totaling $2,649,009.  Our operating expenses consisted of general and administrative expenses of $1,586,959, including $76,500 to related parties; research and development of $1,013,475, including $100,783 to related parties; advertising and promotion of $21,018; and other expenses of $27,557. Operating expenses for the same period in 2014 were $791,454, consisting of general and administrative expenses of $484,458, including $15,000 to related parties; research and development of $304,251, including $4,975 to related parties; advertising and promotion of $1,855; and other expenses of $890.  The significant increase in operating expenses in the recent period is a result of operations for the Company expanding rapidly after the separation from Cyclone Power Technologies, Inc. (“Cyclone”), our former parent company, in July 2014, and capital funding raised through June 2015, and is not necessarily indicative of any future trends.

Capital expenditures related to property and equipment at September 30, 2015 and 2014 totaled $88,846 and $27,478 ($24,671 of which was purchased under capital leases), respectively.  Depreciation and amortization expenses related to expenditures for property and equipment for the nine month period ended September 30, 2015 and September 30, 2014 totaled $26,600 and $267, respectively.

We did not generate any revenue during either period.

Financial Condition, Liquidity and Capital Resources

Since its inception Q2P has primarily devoted its efforts to commercializing the Q2P Engine and Q2P System, developing its business model, and recruiting executive management and key employees.  Accordingly, Q2P is considered to be in the development stage.  As a new entity, Q2P has limited current business operations and nominal assets.  Q2P currently operates at a loss with limited revenue (starting in 2016) and approximately $135,000 a month in operating expenses, which is comprised of salaries and fees to officers, directors, employees and advisors, our R&D budget, some marketing and other general expenses. We have also used equity, including common stock and stock options, to pay some expenses over the last year. Since the beginning of 2015, we have reduced our monthly burn from about $200,000 per month by terminating or renegotiating some consulting fees and employment contracts, and making other cuts in our operational budget. This monthly burn is expected to increase materially, however, over the following months as we add costs of being a public company and fund our growth.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital sufficient to support its operations.

Since July 2014, Q2P has raised approximately $3.6 million in capital over four separate financings, inclusive of cash invested and some debt and payables converted to stock.  With these funds, the Company has been able to complete the prototype stage of its technology, place our first operating pilot unit in the field, and recruit a solid engineering and business team.  It is anticipated that we will attempt to raise additional funding in mid-2016 to advance the Company’s technology through full commercialization and manufacturing. Details of these prior financings follows:

During the year ended December 31, 2014, the Company issued 2,945,835 shares of restricted common stock valued at $353,501 in its initial Seed Funding Round. Transaction costs related to the Seed Round were

$51,000.  The Seed Round was funded through convertible debt with accrued interest, which automatically converted to common stock at $0.12 per share on September 30, 2014.

The Company sold 5,245,804 shares of common stock at $0.27 per share, in its Series A Funding Round valued at $1,416,367 during the year ended December 31, 2014.  Direct offering costs related to the Series A Funding Round were $30,000.  $10,010 of these proceeds remained in escrow at December 31, 2014 and was classified as restricted cash in the balance sheet.  In January 2015, the Company closed a continuation round of its Series A Funding, whereby it raised $362,360 with the issuance of 1,342,075 shares of common stock, priced at $0.27 per share.

On May 14, 2015, the Company’s Board of Directors authorized the offer of 17,700,000 Subscriptions Rights (the “Subscription Rights”) to all current shareholders.  Each Subscription Right was exercisable into three (3) shares of common stock, representing 53,100,000 aggregate shares of common stock among all Subscription Rights. Stockholders received one Subscription Right for each share of common stock owned as of May 14, 2015, which was the record date for the Subscription Rights offering (the “Rights Offering”).  The maximum Rights Offering amount was $1,062,000 if all Subscription Rights were exercised.  The Offering Price was $0.06 per Subscription Right, equivalent to $0.02 per common share contained in each Subscription Right.  Stockholders were able to over-subscribe to purchase additional shares of common stock at a price of $0.02 per share, if all Subscription Rights have not been exercised pro-rata by the other stockholders. In order to reduce the short term financial obligations of the Company, the Board in its discretion, allowed employees and consultants to cancel salary, debt, payables or contractual monetary obligations of the Company due to them, and convert such obligations into common stock in connection with the Rights Offering.

The Rights Offering closed on June 3, 2015, at which time Subscriptions totaling $1,061,975 had been received, inclusive of $821,516 in cash, the cancellation of $83,158 and $103,251 of payables and accrued expenses incurred in 2014 for outside and employee services respectively, and $54,050 of subscriptions receivable.  Subsequent to the closing due to an oversight of one subscription in the amount of $3,788, an additional 189,375 shares were due to be issued.  This amount increased the value of the total shares issued to $1,065,763, which was $3,763 more than what was initially authorized by the Board of Directors.  The Board determined that such over-issuance of 0.3% (less than one-half of one percent of total shares issued) was not material and that the costs of recalculating and reissuing all shares to all shareholders would be more costly; and therefore, authorized the additional 189,150 shares under the Rights Offering.  This $3,763 was recorded as an additional subscription receivable.  A total of 53,288,150 shares were issued under the Rights Offering.  Transaction costs associated with the Rights Offering totaled $10,000.  As of September 30, 2015, the balance of subscriptions receivable is $18,838.

In November 2015 after the Merger, the Company via Q2Power Technologies, the public entity f/k/a Anpath Group), completed $500,000 in its Series A 6% Convertible Preferred Stock (the “Preferred Stock”) offering, the material terms of which were disclosed in the original Form 8-K report filed with the SEC on November 18, 2015, including the Exhibits thereto.  The Preferred Stock was sold to one accredited investor.  In January 2016, the Company sold an additional $100,000 of Preferred Stock to another accredited investor.

All shares in these offerings were sold pursuant to an exemption from the registration requirements of the Securities Exchange Commission under Regulation D, to accredited investors who completed questionnaires confirming their status, or in the case of the Rights Offering, were sophisticated investors with a prior relationship with the Company, including employees, and who had the right to ask questions, request information and consult with a legal or accounting professional.

Unless otherwise described in this Current Report, reference to “restricted” common stock means that the shares are restricted from resale pursuant to Rule 144 of the Securities Act of 1933, as amended.

Cash and Working Capital

We have incurred negative cash flows from operations since inception. As of September 30, 2015, Q2P had an accumulated deficit of $4,478,368.

Sources and Uses of Liquidity

Since inception, Q2P has satisfied its operating cash requirements from the private placement of its common stock, preferred stock, and some small loans.  During the next 12 months, Q2Power Technologies expects to spend approximately $1,200,000 on development of our engine products and power systems. With these expenditures, we anticipate launching our commercialized Q2P System, and commencing sales of these products to customers.   We expect to also incur approximately $750,000 in general and administrative costs in that period to support our ongoing research and development expenses.

Management believes the Company will start generating revenues through commercialization of its Q2P Engine and Q2P System within the next three to six months, and has signed its initial Technology Sales Agreement with a Florida-based company in January 2016, which is expected to provide approximately $160,000 in revenue to the Company over the following four months. Additional funds may be raised through debt financing and/or the issuance of equity securities. There can be no assurance that financing will be available when required in sufficient amounts, on acceptable terms or at all.

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

CONDENSED BALANCE SHEETS

SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	SEPTEMBER 30,	DECEMBER 31,
	2015	2014
	(UNAUDITED)
ASSETS

CURRENT ASSETS
Cash	$ -	$ 265,374
Restricted cash	-	10,010
Other current assets	5,232	7,683
Total current assets	5,232	283,067

PROPERTY AND EQUIPMENT, NET	114,635	52,389

OTHER ASSETS
Licensing rights in Cyclone, net	123,958	156,771
Total other assets	123,958	156,771

Total Assets	$ 243,825	$ 492,227

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Bank overdraft	$ 1,328	$ -
Accounts payable and accrued expenses including $58,483 and $33,281, respectively, to related parties.	530,081	204,270
Related party obligation - Cyclone	150,000	150,000
Capitalized lease obligations - current portion	12,198	12,198
Note payable - related party	10,000	-
Deferred revenue and license deposits	260,064	260,064
Total current liabilities	963,671	626,532

NON-CURRENT LIABILITIES
Capitalized lease obligations - net of current portion	1,066	10,165
Total non-current liabilities	1,066	10,165

Total Liabilities	964,737	636,697

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, -0- shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	-	-
Common stock, $0.0001 par value, 95,000,000 shares authorized,70,689,631 and 15,389,829 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	7,068	1,538
Additional paid-in capital	3,946,688	2,162,810
Treasury stock, 624,999 shares, at cost	(150,000)	(150,000)
Subscription receivable	(18,838)	(100,000)
Expenses prepaid with common stock - related parties	(27,462)	(229,459)
Accumulated deficit	(4,478,368)	(1,829,359)

Total Stockholders' Deficit	(720,912)	(144,470)

Total Liabilities and Stockholders' Deficit	$ 243,825	$ 492,227

See notes to the condensed financial statements

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

CONDENSED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(UNAUDITED)

	2015	2014

OPERATING EXPENSES
Advertising and promotion	$ 21,018	$ 1,855
General and administrative, including $76,500 and $15,000, respectively, to related parties.	1,586,959	484,458
Research and development, including $100,783 and $4,975, respectively, to related parties.	1,013,475	304,251

Total operating expenses	2,621,452	790,564

LOSS FROM OPERATIONS	(2,621,452)	(790,564)

OTHER EXPENSE
Anpath transaction costs	(22,106)	-
Interest expense	(5,451)	(890)

Total other expense	(27,557)	(890)

LOSS BEFORE INCOME TAXES	(2,649,009)	(791,454)

INCOME TAXES	-	-

NET LOSS	$(2,649,009)	$ (791,454)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$ (0.04)	$ (0.09)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES, BASIC AND DILUTED	67,426,079	8,603,841

See notes to the condensed financial statements

Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(UNAUDITED)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,649,009)	$ (791,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59,413	7,559
Restricted shares issued for outside services	344,544	118,022
Restricted shares issued for employee services	100,089	-
Stock based compensation prepaid	190,499	33,667
Expenses prepaid via common stock	229,459	126,250
Changes in operating assets and liabilities:
Decrease in due from related party - Cyclone	-	59,691
Decrease in other current assets	(2,549)	54,532
Increase in accounts payable and accrued expenses	325,911	340,761
Net cash used in operating activities	(1,401,643)	(50,972)

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property and equipment	(88,846)	(3,807)
Expenditures for licensing rights in Cyclone	-	(175,000)
Payment to Cyclone in connection with the separation	-	(78,489)
Net cash used in investing activities	(88,846)	(257,296)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	1,328	-
Receipt of restricted cash previously held in escrow	10,010	-
Payment of capitalized leases	(9,099)	(2,308)
Proceeds from note payable - related party	10,000	-
Proceeds from notes payable, net of transaction costs	-	289,000
Proceeds from sales of common stock, Series A funding	362,360	1,004,100
Proceeds from sale of common stock, Rights Offering, net of direct offering costs	850,516	-
Repurchase of common stock - Cyclone	-	(350,000)
Net cash provided by financing activities	1,225,115	940,792

Net change in cash	(265,374)	632,524
Cash, beginning of period	265,374	-
Cash, end of period	$ -	$ 632,524

NON CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of 941,900 shares of common stock for subscriptions receivable	$ 18,838	$ -
Retirement of restricted shares in settlement of notes and subscription receivables from related parties	$ 104,900	$ -
Conversion of accounts payable and accrued expenses to common stock in Rights Offering	$ 186,409	$ -
Restricted cash held in escrow by attorney from sale of common stock	$ -	$ 250,020
Equipment purchased under capital lease	$ -	$ 24,671
Conversion of membership interest in Cyclone-WHE, LLC to restricted shares of WHE Generation Corp.	$ -	$ 840,000
Conversion of prepaid expenses with membership interest to prepaid expenses with common stock	$ -	$ 277,084
Return of 624,999 restricted shares of common stock for contingent liability - Cyclone	$ -	$ 150,000
Non-cash separation costs	$ -	$ 489,148
Issuance of 1,200,000 restricted shares of common stock for cashless warrant exercise	$ -	$ 100,000
Conversion of debt and interest to 2,945,835 restricted shares of common stock	$ -	$ 343,401

See notes to the condensed financial statements.

 Q2POWER CORP. (F/K/A WHE GENERATION CORP.)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION AND OPERATIONS

Q2Power Corp. (“Q2P” or the “Company”) is a renewable power company focused on the conversion of waste to energy and valuable reuse products.  Q2P plans to utilize proprietary technology and business models demonstrated in the solar and wind industries to monetize waste energy resources such as methane, waste fuel and other organic waste.

On July 28, 2014, Q2P (which at such time was called WHE Generation Corp., and renamed Q2Power Corp. on January 26, 2015) commenced operations as an independent company after receiving its initial round of seed funding and signing a formal separation agreement with Cyclone Power Technologies, Inc. (“Cyclone”).  Cyclone had originally established Q2P as a wholly-owned Florida limited liability company (“LLC”) in 2010.  In April 2014, in contemplation of its separation from Cyclone and initial funding, the Company redomiciled from Florida to Delaware and converted from an LLC to a corporation.  In connection with this transaction, 1,132,268 membership interests in the LLC were exchanged for 5,661,338 shares in the Company.  At December 31, 2014, Cyclone owned 17.63% in Q2P after dilution of its interest as a result of the separation, the Seed Round of funding, a Stock Repurchase Agreement, and the subsequent Series A Round.  As of September 30, 2015, Cyclone owned 3.80% in Q2P after dilution of its interest as a result of the continuation of the Series A Round of funding and the May 2015 Rights Offering.

The separation agreement between Q2P and Cyclone provided for a formal division of certain assets, liabilities and contracts related to Q2P’s business, as well as establishing procedures for exchange of information, indemnification of liability, and releases and waivers for the principals moving forward.  Also as part of the separation from Cyclone, Q2P received a license to use Cyclone’s patented engine technology for Q2P's waste-to-power systems on a worldwide exclusive basis for 20 years, with two 10-year renewal terms.  Q2P also received a lien on all of Cyclone’s patents in the instance that Cyclone declares bankruptcy in the future.

B. BASIS OF PRESENTATION AND GOING CONCERN

The unaudited financial statements include all accounts of the Company.  The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles applicable to interim financial information.  Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States for complete financial statements.  Interim results are not necessarily indicative of results for a full year.  In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.  The December 31, 2014 balance sheet information contained herein was derived from the audited financial statements as of that date included in the Anpath Group, Inc. Current Report on Form 8-K filed on November 18, 2015.  The audited financial statements contained an explanatory paragraph in the Report of the Independent Registered Public Accounting Firm regarding substantial doubt about the Company’s ability to continue as a going concern.

As shown in the accompanying condensed financial statements, the Company incurred net losses of $2,649,009 and $791,454 for the nine months ended September 30, 2015 and 2014, respectively. The accumulated deficit since inception is $4,478,368, which is comprised of operating losses (which were paid in cash, stock for services and other equity instruments) and other expenses. The Company has a working capital deficit at September 30, 2015 of $958,439. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital sufficient to support its operations. The ability of the Company to continue as a going concern is dependent on management’s plans which include implementation of its business model to generate revenue from power purchase agreements, product sales, and continuing to raise funds through debt or equity offerings. The Company will also likely continue to rely upon related-party debt or equity financing, which may not be available at the time required by the Company.

The condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

U.S. Generally Accepted Accounting Principles (“GAAP”) requires the Company to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses, cash flows and the related footnote disclosures during the period. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows have been included. On an on-going basis, the Company reviews and evaluates its estimates and assumptions, including, but not limited to, those that relate to the realizable value of identifiable intangible assets and other long-lived assets, income taxes and contingencies. Actual results could differ from these estimates.

Effective June 10, 2014, the Financial Accounting Standards Board (“FASB”) changed its reporting requirements with respect to Development Stage Entities with the issuance of ASU 2014-10.   As a result, certain additional disclosures, previously applicable under FASB Accounting Standards Codification (“ASC”) 915-205 “Development Stage Entities”, will no longer be required for annual reporting periods beginning after December 15, 2014 for public entities. Since the literature permits early adoption of these new provisions, the Company has elected early adoption for all periods presented.  Consequently, the Company does not present results of operations since inception and does not identify its financial statements as those of a development stage company.

C. CASH

At September 30, 2015, there was no cash on the condensed balance sheet as the Company reflected a bank overdraft current liability.

At December 31, 2014, cash includes cash on hand and cash in banks. The Company maintains cash balances at two financial institutions.  Restricted cash consists of funds held in escrow by an attorney in connection with the sale of common stock to investors.  These funds were released to the Company in March 2015.

D. COMPUTATION OF LOSS PER SHARE

Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is not presented as the exercise of outstanding stock options would have an anti-dilutive effect. As of September 30, 2015 and 2014, total anti-dilutive shares amounted to approximately 3.2 million and 1.7 million shares, respectively, consisting solely of stock options issued to officers, directors, employees and select consultants.

E. INCOME TAXES

Income taxes are accounted for under the asset and liability method as stipulated by FASB ASC 740, “Income Taxes” (“ASC 740”).  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

In the event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax positions would be recorded if the Company determined it is probable that a position would not be sustained upon examination or if payment would have to be made to a taxing authority and the amount is reasonably estimated. As of September 30, 2015, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. Interest and penalties related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The Company’s tax returns are subject to examination by the federal and state tax authorities for the years ended 2011 through 2014.

F. REVENUE RECOGNITION

For the sale of products, revenue will be recognized at the date of shipment of engines and systems, engine prototypes, engine designs or other deliverables to customers when a formal arrangement exists, the price is fixed or determinable, the delivery or milestone deliverable is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied will be recorded as deferred revenue. The Company will not allow its customers to return prototype products.

The Company plans to enter into agreements for the sale of electricity generated through the use of its systems.  In such arrangements, the Company will own, operate, and maintain the system, a host customer will site the system on its property and purchase the system's electric output, and possibly heat, from the Company at a predetermined price for a predetermined period. These arrangements will be structured as Power Purchase Agreements (“PPAs”).  PPA customers will pay a rate based on the amount of electricity the energy system actually produces.  The Company will recognize revenue as energy is consumed by the host customer.  Revenue will be recorded on a monthly basis, as energy savings are generated and are invoiced to the PPA customer.

G. RESEARCH AND DEVELOPMENT

Research and development activities for product development are expensed as incurred. Costs for the nine months ended September 30, 2015 and 2014 were $1,013,475 and $304,251, respectively.

H. STOCK BASED COMPENSATION

The Company applies the fair value method of ASC 718, “Share Based Payment”, in accounting for its stock based compensation. This standard states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock based compensation at the market price for the Company’s common stock and other pertinent factors at the grant date.

The Company accounts for transactions in which services are received from non-employees in exchange for equity instruments based on the fair value of the equity instruments exchanged, in accordance with ASC 505-50, “Equity Based payments to Non-employees”. The Company measures the fair value of the equity instruments issued based on the market price of the Company’s stock at the time services or goods are provided.

I. COMMON STOCK OPTIONS

The Black-Scholes option pricing valuation method is used to determine fair value of these options consistent with ASC 718, “Share Based Payment”. Use of this method requires that the Company make assumptions regarding stock volatility, dividend yields, expected term of the awards and risk-free interest rates.

J. SOFTWARE, PROPERTY AND EQUIPMENT

Software, property and equipment are recorded at cost. Depreciation is computed on the straight-line method, based on the estimated useful lives of the assets as follows:

Years
Software	2
Furniture and equipment	7
Computers	5

Expenditures for maintenance and repairs are charged to operations as incurred.

K. IMPAIRMENT OF LONG LIVED ASSETS

The Company continually evaluates the carrying value of intangible assets and other long lived assets to determine whether there are any impairment losses. If indicators of impairment are present and future cash flows are not expected to be sufficient to recover the assets’ carrying amount, an impairment loss would be charged to expense in the period identified. To date, the Company has not recognized any impairment charges.

L. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU, No. 2014-09, Revenue from Contracts with Customers, to replace the existing revenue recognition criteria for contracts with customers and to establish the disclosure requirements for revenue from contracts with customers. The ASU is effective for interim and annual periods beginning after December 15, 2017. Adoption of the ASU is either retrospective to each prior period presented or retrospective with a cumulative adjustment to retained earnings or accumulated deficit as of the adoption date. The Company is currently assessing the future impact of the ASU on its financial statements.

In June 2014, the FASB issued ASU No. 2014-12, “Compensation—Stock Compensation (Topic 718)” or ASU 2014-12. ASU 2014-12 requires that a performance target that affects vesting and could be achieved after the requisite service period be treated as a performance condition. The amendments in ASU 2014-12 are effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. The Company does not anticipate this ASU will have a material impact to the Company’s financial position, results of operations or cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern, to provide guidance within GAAP requiring management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and requiring related disclosures. The ASU is effective for annual periods ending after December 15, 2016. The Company is currently assessing the impact of the ASU on its financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Assets, requiring management to provide a classification of all deferred taxes as noncurrent assets or noncurrent liabilities.  This ASU is effective for annual periods beginning after December 15, 2016.  The Company does not anticipate this ASU will have a material impact to the Company’s financial position, results of operations or cash flows.

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, requiring management to address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments.  This ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.  The Company is currently assessing the impact of the ASU on its financial statements.

M. CONCENTRATION OF RISK

The Company does not have any off-balance sheet concentrations of credit risk. The Company expects cash and accounts receivable to be the two assets most likely to subject the Company to concentrations of credit risk. The Company’s policy is to maintain its cash with high credit quality financial institutions to limit its risk of loss exposure.

As of September 30, 2015, the Company had a bank overdraft, which is reflected as a current liability in the accompanying September 30, 2015 condensed balance sheet.  The Company maintains cash accounts in two quality financial institutions. The Company has not experienced any losses in its bank accounts through September 30, 2015.

The Company purchases much of its machined parts through Precision CNC, a company that sub-leases office space to Q2P and holds a non-controlling interest in Q2P.  Further, one of the principals of Precision CNC is an officer of

Q2P.  Should Precision CNC no longer be able to provide such manufacturing services to the Company, it may prove difficult to find a suitable replacement in a timely and affordable manner, thus, the loss of this supplier could have an adverse impact on the Company’s operations and financial position. For the period ended September 30, 2015 and 2014 the amounts paid to Precision CNC totaled $177,283 and $19,975, respectively, and consisted of rent and research and development expenses for machined parts.

N. SUBSEQUENT EVENTS

The Company follows ASC 855, “Subsequent Events”. Management evaluated events occurring between the balance sheet date of September 30, 2015, and when the financial statements were available to be issued. Subsequent events that require disclosure are provided in Note 10.

NOTE 2 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	September 30, 2015	December 31, 2014
Software	$84,370	$24,671
Furniture and computers	51,643	25,991
Shop equipment	9,540	6,045
Total	145,553	56,707
Accumulated depreciation and amortization	30,918	4,318
Net software, property and equipment	$114,635	$52,389

At September 30, 2015 and December 31, 2014, the gross value of software, property and equipment under capital leases was $24,671 and $24,671, respectively, net of accumulated depreciation and amortization of $12,335 and $3,084, respectively.

Depreciation and amortization expense for the nine months ended September 30, 2015 and 2014 was $26,600 and $267, respectively.

NOTE 3 – CYCLONE LICENSING RIGHTS AND DEFERRED REVENUE

As part of the separation from Cyclone, Q2P purchased for $175,000 certain licensing rights to use Cyclone’s patented technology on a worldwide, exclusive basis for 20 years with two 10-year renewal terms for Q2P’s waste heat and waste-to-power business.   This agreement contains a royalty provision equal to 5% of gross sales payable to Cyclone on sales of engines derived from technology licensed from Cyclone. Also, as part of the separation from Cyclone, Q2P assumed a license agreement between Cyclone and Phoenix Power Group, which included deferred revenue of $250,000 from payments previously made to Cyclone for undelivered products.  The net balances as of September 30, 2015 and December 31, 2014 for the Cyclone licensing rights were $123,958 and $156,771, respectively, and the net balances as of September 30, 2015 and December 31, 2014 for the Phoenix deferred revenue were and $250,000 and $250,000, respectively, which are included as a component of deferred revenue on the September 30, 2015 and December 31, 2014 condensed balance sheets. Under the terms of the revised agreement with Phoenix Power Group, revenue associated with these deferrals will be recognized subject to the achievement of certain milestones, as follows: (1) on the completion of certain performance testing of the engine, deferred revenue of $150,000 will be recognized; and (2) on the delivery of the first 10 “Generation 1 Engines”, other deferred revenue will be recognized at a rate of $10,000 per delivered engine.

In connection with the separation from Cyclone, the Company also assumed a contract with Clean Carbon of Australia and a corresponding $10,064 prepayment for services or other value to be provided in the future.  This deposit is presented as deferred revenue on the September 30, 2015 and December 31, 2014 condensed balance sheets.

The licensing rights are amortized over its estimated useful life of 4 years. Amortization expense for the nine months ended September 30, 2015 and 2014 was $32,813 and $7,292, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

Expenses prepaid with common stock as of September 30, 2015 and December 31, 2014 totaled $27,462 and $229,459, respectively. These amounts relate in part to the purchase of stock in Q2P’s May 2015 Rights Offering by the Q2P executives.  Such amounts initially totaled $45,204, and have been subsequently repaid through salary deductions. The balance at September 30, 2015 relates to stock purchased by Q2P’s CEO, and the balance at December 31, 2014 relates to stock issued to Precision CNC for future services.

Accounts payable and accrued expenses as of September 30, 2015 and December 31, 2014 totaled $58,483 and $33,281, respectively to Precision CNC.

The Company sub-leases approximately 2,500 square feet of assembly, warehouse and office space within the Precision CNC facility located at 1858 Cedar Hill Road in Lancaster, Ohio. The sub-lease provides for the Company to pay rent monthly in the amount of $2,500, which covers space and some utilities. Occupancy costs for the nine months ended September 30, 2015 and 2014 were $22,500 and $20,000, respectively. The sublease is month-to-month, however, Precision CNC must provide the Company 90 days to terminate.

In September 2015, the Company received $10,000 from a member of the Board of Directors, who also serves as the Company’s SEC counsel, in exchange for a promissory note to repay this amount plus $500 interest on demand but no earlier than October 1, 2015.  This principal and interest were repaid in December 2015 (See Note 10).

NOTE 5 – STOCK AND MEMBERS’ EQUITY TRANSACTIONS

During the nine months ended September 30, 2015, the Company issued 55,688,321 shares of restricted common stock valued at $1,888,116 and retired 388,519 shares of restricted common stock valued at $104,900.  Details of these issuances are provided below.

In January 2015, the Company closed a continuation round of its Series A funding, whereby it raised $362,360 with the issuance of 1,342,075 shares of common stock, priced at $0.27 per share.

On March 20, 2015, the Company’s Board of Directors awarded 90,000 shares of restricted common stock valued at $0.27 per share and totaling $24,300, as a bonus to the Company’s Chief Technology Officer.

On May 14, 2015, the Company’s Board of Directors authorized the offer of 17,700,000 Subscriptions Rights (the “Subscription Rights”) to all current shareholders.  Each Subscription Right was exercisable into three (3) shares of common stock, representing 53,100,000 aggregate shares of common stock among all Subscription Rights. Stockholders received one Subscription Right for each share of common stock owned as of May 14, 2015, which was the record date for the Subscription Rights offering (the “Rights Offering”).  The maximum Rights Offering amount was $1,062,000 if all Subscription Rights were exercised.  The Offering Price was $0.06 per Subscription Right, equivalent to $0.02 per common share contained in each Subscription Right.  Stockholders were able to over-subscribe to purchase additional shares of common stock at a price of $0.02 per share, if all Subscription Rights have not been exercised pro-rata by the other stockholders. In order to reduce the short term financial obligations of the Company, the Board in its discretion allowed employees and consultants to cancel salary, debt, payables or contractual monetary obligations of the Company due to them, and convert such obligations into common stock in connection with the Rights Offering.

The Rights Offering closed on June 3, 2015 and totaled $1,065,763, including an oversubscription of $3,763, which the Board authorized.   Such subscriptions were inclusive of $821,516 in cash, the cancellation of $83,158 and $103,251 of payables and accrued expenses incurred in 2014 for outside and employee services, respectively, and $57,838 of subscriptions receivable. A total of 53,288,150 shares were issued under the Rights Offering.  Transaction costs associated with the Rights Offering totaled $10,000.

As of September 30, 2015, the balance of subscriptions receivable is $18,838.  As of September 30, 2015, future wage deferrals related to the Rights Offering, classified as expenses prepaid with common stock with related parties, amounted to $27,462.

In June 2015, the Company’s CEO surrendered 370,000 shares of restricted common stock to satisfy a promissory note he owed to the Company in the amount of $99,900 created in connection with the 2014 exercise of his warrants, which were issued in 2010 related to his services previously rendered.  Additionally, the Company’s COO surrendered 18,519 shares of restricted common stock in satisfaction of a note receivable generated in 2014 in the amount of $5,000.  The total value surrendered in connection with these shares totaled $104,900 (see Note 10).

During the nine months ended September 30, 2015, the Company also issued 968,096 shares of restricted common stock valued at $261,386 for consulting services.  These share issuances, along with shares issued to consultants as of December 31, 2014, were being amortized (based on the term of service), and a total of $490,845 of expense associated with these common stock issuances was recorded for the nine months ended September 30, 2015.

On September 25, 2014, the Company entered into a Stock Repurchase Agreement with Cyclone whereby the Company agreed to purchase 2,083,333 shares of restricted common stock of the Company at a purchase price of $0.24 per share, for total consideration of $500,000.  Of the purchase price, $350,000 was paid on September 30, 2014, at which time the Company retired 1,458,334 shares previously held by Cyclone.  The 624,999 shares associated with the second $150,000 portion of the purchase price were received by the Company and were previously included in treasury stock. As of September 30, 2015, facts surrounding Cyclone’s performance under the Stock Repurchase Agreement and the Company’s obligation to repurchase the 624,999 shares have arisen; namely, whether Cyclone utilized the initial $350,000 of funds for the purposes of repaying its debt holders, as provided in the agreement, and whether such non-performance on Cyclone’s part amounted to a breach of the agreement.  The parties are in discussions, and while this matter is not expected to arise in litigation, the Company is disputing whether it is required to repurchase these remaining 624,999 shares of its common stock.  As a result, the Company has reissued and is holding a stock certificate to Cyclone in the amount of 624,999 shares and has classified the balance sheet line item as “Related Party Obligation – Cyclone.”  In December 2015, the Company returned the stock certificate to Cyclone, who accepted return of the shares; but until a written resolution is received, the Company maintains the Related Party Obligation on its balance sheet. The balance of Related Party Obligation at September 30, 2015 and December 31, 2014 was $150,000 and $150,000, respectively.

Unless otherwise described in these footnotes, reference to “restricted” common stock means that the shares are restricted from resale pursuant to Rule 144 of the Securities Act of 1933, as amended.

NOTE 6 – STOCK OPTIONS

On July 31, 2014, the Board of Directors approved the Founders Stock Option Plan (“Founders Plan") and the 2014 Equity Incentive Plan (the “2014 Plan”, and collectively the “Option Plans”). The Option Plans were developed to provide a means whereby directors and selected employees, officers, consultants, and advisors of the Company may be granted incentive or non-qualified stock options to purchase restricted common stock of the Company.

In recognition of and compensation for services rendered by employees and advisors for the nine months ended September 30, 2015, the Company issued 1,137,000 common stock options under the 2014 Plan, as follows:  On March 20, 2015, the Board of Directors authorized the issuance of options to purchase 600,000 shares of restricted common stock to key employees, which contained vesting provisions that provide for vesting of the awards semi-annually over a period of 3 years from the vest start date; on June 2, 2014, the Board of Directors authorized the issuance of options to purchase 250,000 shares of restricted common stock to an independent board member, which contained vesting provisions that provide for vesting of the award over a 3-month period from the vest start date; and on June 30, 2015, the Board of Directors authorized the issuance of options to purchase 87,000 shares of restricted common stock to employees, which contained provisions for vesting of the awards semi-annually over a period of 3 years from the vest start date and 200,000 shares of restricted common stock to a key advisor, which contained provisions for vesting of the awards over a 3-month period from the vest start date. The options awarded under the 2014 Plan in 2015 were valued at $261,223 (pursuant to the Black Scholes valuation model, and as further detailed in the table detailing the calculation of fair value below), based on an exercise price of $0.27 per share and with a maturity life of 10 years.

No awards were authorized under the Founders Plan during the nine months ended September 30, 2015.

For the nine months ended September 30, 2015 and 2014, the income statement charge for the amortization of stock option grants awarded under the Option Plans was $190,499 and $33,667, respectively and the unamortized balance was $315,757 and $472,589, respectively.

A summary of the common stock options issued under the Option Plans for the nine months ended September 30, 2015 follows:

	Number Outstanding	Weighted Avg. Exercise Price	Weighted Avg. Remaining Contractual Life (Years)
Balance, December 31, 2014	2,100,000	$0.11	9.5
Options issued	1,137,000	0.27	9.4
Options exercised	--	--	-
Options cancelled	--	--	-
Balance, September 30, 2015	3,237,000	$0.20	9.0

The vested and exercisable options at period end follows:

	Exercisable/ Vested Options Outstanding	Weighted Avg. Exercise Price	Weighted Avg. Remaining Contractual Life (Years)
Balance, September 30, 2015	1,157,833	$0.21	9.1

The fair value of new stock options granted using the Black-Scholes option pricing model was calculated using the following assumptions:

Nine Months

Period Ended

September 30,

2015

Risk free interest rate	1.93%	-	2.35%
Expected volatility	150.25%	-	152.10%
Expected term in years		3.5
Expected dividend yield		0%
Average value per option	$0.229	-	$0.230

Expected volatility is based on historical volatility of two securities which the Company believes best match the characteristics of the Company for purposes of measuring volatility in the absence of a market trading history of the Company’s common stock. Short Term U.S. Treasury rates were utilized as the risk free interest rate. The expected term of the options was calculated using the alternative simplified method codified as ASC 718 “Accounting for Stock Based Compensation,” which defined the expected life as the average of the contractual term of the options and the weighted average vesting period for all issuances.

NOTE 7 – CAPITAL LEASE OBLIGATIONS

In 2014, the Company acquired $24,671 of software via capitalized leases at an interest rate of 10.8%. Total lease payments made for the nine months ended September 30, 2015 and 2014 were $9,099 and $2,308, respectively.

The balance of capitalized lease obligations payable at September 30, 2015 and December 31, 2014 was $13,264 and $22,363, respectively. Future lease payments total $3,538 in 2015, with the balance of $9,726 to be paid in 2016.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company has employment agreements with Christopher Nelson, CEO, Douglas Hutchinson, COO, and Sudheer Pimputkar, CTO (collectively, the “Executives”).

Christopher Nelson’s agreement provides for a term of three (3) years from its Effective Date (July 31, 2014), with automatically renewing successive one-year periods starting on the end of the third anniversary of the Effective Date.  If the Executive is terminated “without cause” or pursuant to a “change in control” of the Company, as both defined in the respective agreements, the Executive shall be entitled to (i) any unpaid Base Salary accrued through the effective date of termination, (ii) the Executive’s Base Salary at the rate prevailing at such termination through 24 months from the date of termination or the end of his Term then in effect, whichever is longer, and (iii) all of the Executive’s stock options shall vest immediately.

On June 2, 2015, in connection with the Right Offering, the Company’s CEO agreed to an amendment to his employment agreement reducing his base salary from $180,000 per year to $138,000, and cancelled $28,000 in debt owed to him by the Company.  Also concurrently with the closing of the Rights Offering, our CEO satisfied a promissory note he owed to the Company in the amount of $99,900 created in connection with the 2014 exercise of his warrants, which were issued in 2010 related to his services previously rendered, by returning to the Company 370,000 shares of common stock.  The Company forgave $5,250 in accrued interest.  All other provisions detailed in the July 31, 2014 employment agreement remain unchanged.

Douglas Hutchinson had an employment agreement providing a base salary of $140,000 per year, for a term of two (2) years from its Effective Date (August 1, 2014), with the option to extend for two (2) additional successive one-year periods starting on the end of the second anniversary of the Effective Date if the executive has received favorable semi-annual reviews during the previous term.  If the Executive is terminated “without cause” or pursuant to a “change in control” of the Company, as both defined in the respective agreements, the Executive shall be entitled to (i) any unpaid Base Salary accrued through the effective date of termination, (ii) the Executive’s Base Salary at the rate prevailing at such termination through 6 months from the date of termination or the end of his Term then in effect, whichever is longer, and (iii) all of the Executive’s stock options shall vest immediately.  Mr. Hutchinson’s employment agreement was terminated by mutual agreement January 2016 and a new agreement was entered into, as detailed in Subsequent Events below. No termination provisions were triggered by this mutual agreement.

Sudheer Pimputkar has an employment agreement providing $170,000 per year base salary for a term of one (1) year from its Effective Date (April 1, 2015), with automatically renewing successive one year periods starting on the end of the first anniversary of the Effective Date.  If the Executive is terminated “without cause” or pursuant to a “change in control” of the Company, as both defined in the respective agreements, the Executive shall be entitled to (i) any unpaid Base Salary accrued through the effective date of termination, (ii) the Executive’s Base Salary at the rate prevailing at such termination through 2 months from the date of termination or the end of his Term then in effect, whichever is longer, and (iii) all of the Executive’s stock options shall vest immediately.

In June 2015, the Company implemented a compensation package for its director who also serves as SEC counsel of $4,000 per quarter and 250,000 stock options per year vesting over three months with a 10-year term and exercisable at $0.27 per share (see Note 5).

As of December 31, 2014 the Company had federal net operating loss carryforwards of approximately 4.8 million available to offset future taxable income which expire in 2022.  The Company’s use of net operating loss carryforwards is subjected to limitations imposed by the Internal Revenue Code.  Management believes that the deferred tax assets as of September 30, 2015 do not satisfy the realization criteria and has recorded a valuation allowance to offset the tax asset.  By recording a valuation allowance for the entire amount of future tax benefits, the Company has not recognized a deferred tax benefit related to its loss from operations.

NOTE 9 – INCOME TAXES

As of December 31, 2014, the Company had net operating loss carryforwards of approximately $1.0 million available to offset future taxable income which expire in 2034.  The Company's use of net operating loss carryforwards is subject to limitations imposed by the Internal Revenue Code.  Management believes that the deferred tax assets as of September 30, 2015 do not satisfy the realization criteria and has recorded a valuation allowance to offset the tax assets.  By recording a valuation allowance for the entire amount of future tax benefits, the Company has not recognized a deferred tax benefit related to its loss from operations.

In April 2014 in contemplation of its separation from Cyclone and initial funding, the Company redomiciled from Florida to Delaware and converted from an LLC to a corporation.  Since inception and prior to incorporation in 2014, the Company’s losses were passed-through directly to the members of the LLC based on their respective interests. No deferred taxes were applied from inception through conversion to a corporation in April 2014.

NOTE 10 – SUBSEQUENT EVENTS

On November 12, 2015, the Company closed an Agreement and Plan of Merger (the “Merger”) with AnPath Group Inc. (“AnPath”), a company publicly traded on The OTC Marketplace, and its wholly-owned subsidiary AnPath Acquisition Sub, Inc. (the “Acquisition Sub”).  Pursuant to the Merger, the Company merged into the Acquisition Sub, with the Company being the surviving entity, and the Company’s stockholders exchanged all of their Q2P shares for 24,034,475 common shares of AnPath, constituting a majority of AnPath’s capital stock.  Additionally, the Company’s option holders exchanged their Q2P stock options for 1,095,480 immediately vested stock options in AnPath priced at $0.30, the market price for AnPath common stock on the date of the Merger.  Further, the Board of Directors and executive officers of the Company replaced the outgoing Board and officers of AnPath as of the date of the Merger.  The Merger was approved by the Company’s Board of Directors and stockholder representing over a majority of the outstanding common shares of Q2P.  All Company stockholders were given the right to dissent to the Merger and exercise their appraisal rights under Delaware law. Two shareholders initially dissented to the Merger, but subsequently withdrew their dissent and received their shares in the Merger.  The details of the Merger were provided in AnPath’s current report on Form 8-K dated November 12, 2015, and filed with the SEC on November 18, 2015 (the “Merger 8-K”), as amended hereby.

In connection with the closing of the Merger, on November 17, 2015, the newly-merged Company completed $500,000 of a Series A 6% Convertible Preferred Stock offering with one accredited investor.  On January 11, 2016, the Company completed an additional $100,000 of this offering with a second accredited investor. The Series A 6% Convertible Preferred Stock (the “Preferred Stock”) is convertible at $0.26/share of the Company’s common stock (the “Conversion Price”), subject to price protection provisions set forth in Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) filed with the Delaware Secretary of State on November 12, 2015.  The Preferred Stock bears a 6% dividend per annum, calculable and payable per quarter in cash or additional shares of common stock as determined in the Certificate of Designation. The Preferred Stock has no voting rights until converted to common stock, and has a liquidation preference equal to the Purchase Price. Each share of Preferred Stock received warrants (the “Warrants”) equal to one-half of the Purchase Price to purchase common stock in the Company exercisable for five (5) years following closing at a price of $0.50 per share.  The Warrants will be eligible for “cashless exercise” if the underlying shares of common stock are not registered with the SEC for resale, and include similar price protection and other provisions as the Preferred Stock. The full terms and conditions, rights and limitations of the Preferred Stock offering are set forth in the Merger 8-K.

In November 2015, the Company issued 630,000 stock options to 13 officers, directors and employees under the Company's 2014 Employee Stock Option Plan; each option having a $0.30 exercise price, vesting over three years, with a 10 year term.  Under the Company's two stock option plans assumed in the Merger (the 2014 Employee Plan and the 2014 Founders' Plan), the Company has 2,327,100 options available to be issued to eligible participants as of the date of this report.  Subsequent to the Merger, the Company's Board of Directors discovered that, inclusive in the total number of above, 1,337,000 stock options were still available under the 2014 Founders' Plan, which is a correction from what was reported in the Company's initial Form 8-K dated November 12, 2015 and filed with the SEC on November 18, 2015, in which the Company reported that no additional options were available for issuance under the Founders' Plan.

On December 1, 2015, in connection with the Merger and the related spin-off of the Company’s subsidiary, EnviroSystems Inc. (“ESI”), the Company, ESI and one shareholder of ESI amended the parties’ Share Exchange Agreement to provide that 470,560 shares of the Company’s common stock (originally 770,560 shares) would be returned to the Company in exchange for all of the stock of ESI.

On December 12, 2015, AnPath Group Inc. was renamed Q2Power Technologies, Inc., was assigned a new CUSIP number, and began trading on The OTC Marketplace under the new symbol “QPWR”.  The Board of Directors also changed the fiscal year end of Q2Power Technologies to December 31, to coincide with the year-end of Q2P, the operating company prior to the Merger.

On January 1, 2016, the Company’s COO was transitioned to the position of Vice President of Project Development by mutual agreement, which provided for a one-year term, a reduced salary with potential for sales commissions of 5%, and a three (3) month severance payment if he is terminated without cause during the term.

On January 21, 2016, the Company signed its initial Technology Sales Agreement with a Florida-based company in January 2016, which is expected to provide approximately $160,000 in revenue to the Company over the following four months as it achieves progress milestones and delivers a 10kW waste-to-power system to this customer.

(b)

Pro forma financial information.

Condensed unaudited pro forma financial information for the fiscal year ended March 31, 2015, and the nine months ended September 30, 2015

ANPATH GROUP INC. AND Q2POWER CORP

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information gives effect to the terms of the Agreement and Plan of Merger (the “Merger”) pursuant to which AnPath Acquisition Corp. (“Sub”), a Delaware corporation and a wholly-owned subsidiary of AnPath Group Inc. (“AnPath”), merged with and into Q2Power Corp., a Delaware corporation (“Q2P”) as of November 12, 2015.

Following the Merger, Q2P continued as the surviving corporation and a wholly-owned subsidiary of AnPath and the separate corporate existence of Sub ceased.  The transaction is treated as a reverse acquisition of a public company and has been accounted for as a business combination. The historic financial statements of Q2P will be the historic statements of the combined entity. Pro-forma financial information has been presented to provide full disclosure of the transaction.

In connection with the Merger, the Company sold the old operating entity of Anpath, named EnviroSystems Inc. (“ESI”), to three former officers and shareholders of Anpath in exchange for the return of 770,560 shares of common stock and assumption of all the old liabilities of ESI including a litigation judgment.  On December 1, 2015, the Company, ESI and one shareholder of ESI amended the parties’ Share Exchange Agreement to provide that 470,560 shares of the Company’s common stock would be returned to the Company in exchange for all of the stock of ESI.

The unaudited pro-forma condensed combined financial statements are based on the historical financial statements of AnPath and Q2P under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro-forma condensed combined balance sheet as of September 30, 2015 gives effect to the merger as if the merger had been consummated on September 30, 2015. The unaudited pro-forma condensed combined statements of operations for the period from January 1, 2015 through September 30, 2015 give effect to the merger as if the merger had been consummated on September 30, 2015.  The unaudited pro-forma condensed combined statements of operations for the period from April 1, 2014 through March 31, 2015 give effect to the merger as if the merger had been consummated on March 31, 2015. Q2Power has a fiscal year end of December 31; therefore Q2Power’s statement of operations is for the period from January 1, 2014 through December 31, 2014. Anpath and Q2Power fiscal year ends are within 93 days of each other; therefore, no adjustments have been made to conform Q2Power’s result of operations to Anpath’s.

Q2P is evaluating the fair value of any assets and liabilities assumed in the merger and reverse acquisition.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of AnPath and Q2P, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations, which would have been realized had the acquisition been consummated during the periods or as of the dates for which the pro forma information is presented.

The unaudited pro forma condensed combined financial statements do not give effect to any cost savings that may result from merger and reverse acquisition.

Q2POWER TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2015
	Anpath		Pro Forma Adjustments
	September 30, 2015	September 30, 2015	ESI			September 30, 2015
	(Unaudited)	(Unaudited)	Exchange			(Unaudited)
	As Reported	Q2Power Corp.	Agreement	Adjustments	Notes	Pro Forma
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-		$-
Prepaid expenses	8,150	5,232	-	-		13,382
TOTAL CURRENT ASSETS	8,150	5,232	-	-		13,382
SOFTWARE, PROPERTY AND EQUIPMENT, NET	-	114,635	-	-		114,635
OTHER ASSETS
Licensing rights in Cyclone, net	-	123,958	-	-		123,958
Total other assets	-	123,958	-	-		123,958
TOTAL ASSETS	$8,150	$243,825	$-	$-		$251,975

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Bank overdraft	$-	$1,328	$35,000	$-	(A)	$36,328
Accounts payable and accrued expenses	141,672	530,081	(66,759)	-	(B)(C)	604,994
Note payable	446,640	10,000	(5,000)	-	(D)	451,640
Advance from stockholder	114,678	-	(92,823)	(21,855)	(E)(F)(I)	-
Derivative Liabilities	738,203	-	-	-		738,203
Reserve for related party - Cyclone	-	150,000	-	-		150,000
Capitalized lease obligations-current portion	-	12,198	-	-		12,198
Deferred revenue and license deposits	-	260,064	-	-		260,064
TOTAL CURRENT LIABILITIES	1,441,193	963,671	(129,582)	(21,855)		2,253,427
NON CURRENT LIABILITIES
Capitalized lease obligation-net of current portion	-	1,066	-	-		1,066
Total non-current liabilities	-	1,066	-	-		1,066
TOTAL LIABILITIES	1,441,193	964,737	(129,582)	(21,855)		2,254,493
STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding	$-	$-	$-	$-		$-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 1,835,199 shares issued and outstanding	183		(57)	2,400	(G)(F)(H)	2,526
Common stock, $0.0001 par value, 95,000,000 shares authorized, 70,689,631 shares issued and outstanding at June 30, 2015	-	7,068	-	(7,068)	(H)	-
Additional paid-in capital	5,578,704	3,946,688	(920,324)	(6,131,744)	(H)	2,473,324
Treasury stock, 624,999 shares, at cost	-	(150,000)	-	150,000	(H)	-
Subscription receivable	-	(18,838)	-	18,838	(H)	-
Prepaid expenses with common stock	-	(27,462)	-	27,462	(H)	-
Accumulated deficit	(7,011,930)	(4,478,368)	1,049,963	5,961,967	(H)	(4,478,368)
TOTAL STOCKHOLDERS' DEFICIT	(1,433,043)	(720,912)	129,582	21,855		(2,002,518)
TOTAL LIABIITIES AND STOCKHOLDERS' DEFICIT	$8,150	$243,825	$-	$-		$251,975

Footnotes:

Adjustment for The ESI Exchange Agreement

(A)     ESI will retain $35,000 in cash.

(B)     ESI will keep accounts payable and accrued expenses in the amount of $63,712.

(C)     Accrued interest of $3,047 related to a note payable to a stockholder is being written off.

(D)    A $5,000 note payable to a stockholder is being written off.

(E)     Advances from a stockholder in the amount of $71,270 are being written off in connection with the ESI Exchange Agreement.

(F)     Advances from a stockholder in the amount of $27,837 are being exchanged for 225,000 shares of Anpath common shares.

(G)     470,560 shares of common stock are being exchanged for all of the capital stock of ESI per an Exchange Agreement.

(H)     24,034,475 shares of Anpath are issued in the reverse merger, Q2P's accumulated deficit continues forward, all other equity accounts are removed and additional paid-

           in capital is adjusted to account for the reverse merger and recapitalization.

(I)     Transaction costs paid by Q2Power eliminated in the combination.

Q2POWER TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2015

			Pro Forma Adjustments
	September 30, 2015 (Unaudited) Anpath Group, Inc.	September 30, 2015 (Unaudited) Q2Power Corp.	ESI Exchange Agreement	Adjustments	Notes	September 30, 2015 (Unaudited) Pro Forma
EXPENSES
Advertising and promotion	$-	$21,108	$-	$-		$21,108
General and administrative	144,620	1,586,959	(488)	-		1,731,091
Research and development	-	1,013,475	-	-		1,013,475
Total Expenses	144,620	2,621,542	(488)	-		2,765,674

LOSS FROM OPERATIONS	(144,620)	(2,621,542)	488	-		(2,765,674)

OTHER INCOME (EXPENSE)
Anpath Transaction Costs	-	(22,106)	-	22,106	(A)	-
Interest expense	(151,132)	(5,451)	-	-		(156,583)
Loss on derivative liability	(397,784)	-	-	-		(397,784)
Loss on debt extinguishment	-	-	-	-		-
Total Other Income (Expense)	(548,916)	(27,557)	-	22,106		(554,367)

LOSS BEFORE INCOME TAXES	(693,536)	(2,649,099)	488	22,106		(3,320,041)
						-
INCOME TAX EXPENSE	-	-	-	-		-

NET LOSS	$(693,536)	$(2,649,099)	$488	$22,106		$(3,320,041)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.38)					$(0.13)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	1,835,199					25,264,639

Footnotes:
(A) Q2P advanced Anpath $22,106 to pay expenses for Anpath. This adjustment removes the amount as an expense on Q2P.

Q2POWER TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended March 31, 2015

			Pro Forma Adjustments
	For the Year Ended March 31, 2015	For the Year Ended December 31, 2014
			ESI			March 31, 2015
	(Audited)	(Audited)	Exchange			(Unaudited)
	As Reported	Q2Power Corp.	Agreement	Adjustments	Notes	Pro Forma
EXPENSES
Advertising and promotion	$-	$11,640	$	$		$11,640
General and administrative	469,618	1,035,454	(88,255)	-	(A)	1,416,817
Research and development	10,970	560,608	-	-		571,578
Total Expenses	480,588	1,607,702	(88,255)	-		2,000,035

LOSS FROM OPERATIONS	(480,588)	(1,607,702)	88,255	-		(2,000,035)

OTHER INCOME (EXPENSE)
Interest expense	(408,741)	(4,391)	-	-		(413,132)
Gain on derivative liability	693,743	-	-	-		693,743
Loss on debt extinguishment	(361,155)	-	-	-		(361,155)
Total Other Income (Expense)	(76,153)	(4,391)	-	-		(80,544)

LOSS BEFORE INCOME TAXES	(556,741)	(1,612,093)	88,255	-		(2,080,579)

INCOME TAX EXPENSE	-	-	-	-		-

NET LOSS	$(556,741)	$(1,612,093)	$88,255	$-		$(2,080,579)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.31)					$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	1,794,643					25,224,083

(A) Expense of ESI have beem removed from the Pro-Forma amounts.

(c)

Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2POWER TECHNOLOGIES, INC.

Date:	February 9, 2016	By:	/s/ Christopher Nelson
Christopher Nelson
Chief Executive Officer

Date:	February 9, 2016	By:	/s/ Joel D. Mayersohn
Joel D. Mayersohn
Director